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                               Licensing Agreement

       MBS(R) Exclusive License Model-Specific for Smart International Ltd.

"OVERVIEW" DEFINITION OF LICENSE:

     [ ] Smart International Ltd. (SL hereafter) would obtain the right to "Make, Market, Use & Sub-license" CaS-based MBS under license for a minimum term of 5 years, with a 5 year Option to continue.

     [ ] The license would guarantee SI exclusivity of supply and control of MBS use & marketing within the People's Republic of China ("China" hereafter).

               () SI would be granted unlimited opportunities to use &/or market MBS in both On-Site Remediation projects, Fixed Site Landfill operations and for In-Line applications to stabilize heavy metals contaminated waste by-products at the production source.

               () In the event that another company - or an MBS Licensee for another region or territory has access to a project within China which is not available to SI, SI would have the automatic right to enter a Teaming Agreement with such a company for completion of the project, and would be the sole supplier of MBS reagents for the project. SI's rights would also include the option to Sub-license the other company in these circumstances, the period of such a Sub-license to be one (1) year with a one (1) year option to renew.

     [ ] SI's right to manufacture the CaS-based MBS formula/s would require an agreement to accept SOLUCORP's Technical Expertise Service for a minimum period of 1 year to insure complete compliance with production protocols and Quality Assurance/Quality Control standards.

     [ ] SOLUCORP would provide on-going marketing and sales advice and support to SI for a minimum period of 2 years.

     [ ] The terms of SI's financial obligations for these rights will include an initial fee, payable within the first year, an annual licensing fee for all subsequent years, and a royalty payable per ton of MBS-processed materials.

     [ ] This Agreement is subject to SI completing a Market Survey within sixty (60) days of this date, and establishing viable operations and agreeing on-going financial arrangements with Solucorp within a further four (4) months.



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SPECIFIC SUBJECTS FOR LICENSE TERMS:

(NOTE: The following is not necessarily to be regarded as a complete listing)

1.   Manufacturing & Blending:

     (/) SI would agree to SOLUCORP maintaining technical oversight of MBS production and Quality Control for a minimum period of one year, with an additional year optional if deemed necessary by SOLUCORP's technical experts.

     (/) SOLUCORP would retain the right of final arbitration &/or veto in all matters relating to product quality in SI's CaS production facility, including:

          * Ability to consistently produce above a specified grade (% purity) of CaS;

          * Ability to manufacture & stockpile sufficient supplies of CaS and MBS.

     (/) SI would agree to accept a SOLUCORP-devised(3) production auditing process (Per our Attorney & Accountant) to confirm tonnage used on projects for calculation of royalty fees.

     (/)  SI would agree to manufacture MBS for sale to SOLUCORP on the basis of

          * SOLUCORP's agreement to non-competitive "use &/or sale" of the chemicals;

          * SI's agreement to supply such chemicals matched to defined specifications;

          * SI supplying the chemicals exclusively for SOLUCORP and its own use.

     (/) Any derivation or modification of the MBS process - developed by either SOLUCORP or SI - remains the proprietary property of SOLUCORP.

2. Marketing / Sales & Use:

          (/)  SOLUCORP would commit to aiding SI's marketing efforts by:

               ~~ Establishing "Corporate Identity" directives and guidelines to maintain one consistent image/presence for MBS throughout the world.

               ~~ Directing all freelance sales personnel and "finders" to report to SI without requiring any fee or reimbursement for this extension of the sales force.

                    NOTE: This would entail SI paying their commissions for
                          projects which proceed instead of SOLUCORP.

               ~~ Offering a support program for SI's sales staff which could include:

                    ~~ Defining MBS features & benefits and market-specific sales techniques

                    ~~   Directing production of physical sales aids

                    ~~ Training &/or supporting staff in selling MBS to potential clients.



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(MARKETING/SALES & USE cont.)

          (/) SI would commit to accepting SOLUCORP's licensees for other regions which may have exclusive access to projects in China as Preferred Partners to insure:

               * SI's involvement in/control of all projects in the licensed region of China;

               * Establishment of a "partnership network" to expand SI's operational span via sub-contracting, joint venturing, etc. on projects;

          (/) SI would guarantee to use MBS on every project to which it can be applied, and would commit to assisting Preferred Partners on projects for MBS by offering all possible assistance with government agencies within China.

          (/) SI would accept minimum annual tonnage requirements for royalty payments based on any or all combinations of the following:

               ~~ SOLUCORP's need to recoup substantial development costs - and establish a viable income level from such an extensive relinquishing of its technology.

               ~~ A budget basis for sales and revenue targeting by SI's operational staff

               NOTE: Total tonnage per year could be established on an
                     escalating basis after Year #1, but would always be calculated to include SI's marketing to other end users of MBS technology.

          (/) SI would commit to acting on SOLUCORP'S behalf in China on such matters as:

          -- All reviews of and compliance with relevant environmental regulations;

          --   Obtaining all pertinent Permits and authorizations;

          --   All contact with and representations to regulatory authorities.

               SOLUCORP agrees to issue 200,000 Stock Options @ $3 value, with an option exercising period of five (5) years, as remuneration for this commitment by SI.

                      LICENSE FEE & ROYALTY STRUCTURE

A. Basic License Fee:

Al. Year #l SOLUCORP's License and Signing-On fee of $2,000,000, payable during the year.

NOTE: Payment of this amount could include the expected profits from the exercising of all or some of the 200,000 Stock Options detailed above in the event that its Year #1 payments cannot be entirely funded from commercial project sources.

      However, in the event of the Options being exercised in the first year, the Profit Percentage derived from the exercising must be applied to the total of the Year #l Licensing Fee.




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(BASIC LICENSE FEE cont.)

     -- SI has sixty (60) days from the signing of this Agreement to ascertain the market viability of MBS within China. Within six (6) months after the signing of this Agreement, SOLUCORP and SI will negotiate the specific Annual Licensing and Royalty Fees for the full term of the Agreement. If mutually satisfactory terms cannot be agreed within this period, and if an extension of the period cannot be agreed, this Agreement would terminate.

     -- If this Agreement is canceled as indicated above, the balance of Stock Options not exercised would also be canceled. NOTE: All prior payments in such an event would be non-refundable.

A2. Years #2 to #5 License Fees would be agreed within the first six (6) months of Year #1, based on an assessment of SI's initial Market Survey.

B.   Technical Expertise Consulting Fee:

     SI would commit to paying all expenses and SOLUCORP staff's time if required for direct consulting on technical &/or formula evaluations.

     This would be via a standard invoice for service at the end of each month.

C.   Royalty Structure:

     As an integral part of both parties' negotiations for the flail term of this Agreement would be a $ amount Royalty for the use of CaS-based MBS in projects, based on an assessment of SI's initial Market Survey.


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      This Agreement In Principle is signed this 4th day of June, 1997 by:

For Solucorp Industries:                          For Smart International Ltd.:


/s/ Peter R. Mantia                               /s/ Q. B Zheng
Peter R. Mantia                                   Dr. Q. B. Zheng
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President                                         Chairman & Managing Director